Exhibit 3.2

LEGG MASON, INC.

SECOND AMENDED & RESTATED BYLAWS

ARTICLE I.

STOCKHOLDERS

SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers at such time on such day as shall be set by the Board of Directors. Except as the charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the President or by the Board of Directors or on the written request (addressed to the Secretary of the Corporation) of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it.

SECTION 1.03. Place of Meetings. Unless the charter provides otherwise, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors.

SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to an electronic mail address of the stockholder or by any other electronic means. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.

SECTION 1.05. Quorum; Voting. Unless statute or the charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice by a majority vote of the stockholders present in person or by proxy to a date not more than 120 days after the original record date. Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.

SECTION 1.07. General Right to Vote; Proxies. Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by electronic mail, or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than eleven months after its date.

SECTION 1.08. Conduct and Business of Voting. At all meetings of stockholders the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these bylaws, the charter or law, shall be decided or determined by the chairman of the meeting.

SECTION 1.09. Informal Action by Stockholders. Except as provided below, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholders meetings.

SECTION 1.10. Meeting by Conference Telephone. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

ARTICLE II.

BOARD OF DIRECTORS

SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the charter or bylaws.

SECTION 2.02. Number of Directors. The Corporation shall have at least one director and not more than five directors. The number of directors may be altered at any time by a majority of the entire Board of Directors, but an action to reduce the number of directors by itself may not affect the tenure of office of any director.

SECTION 2.03. Election and Tenure of Directors. At each annual meeting, the stockholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

SECTION 2.04. Removal of Director. Unless the statute or the charter provides otherwise, the stock-holders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

SECTION 2.05. Vacancy on Board of Directors. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

SECTION 2.06. Regular Meetings. Any regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

SECTION 2.07. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

SECTION 2.08. Notice of Meeting. The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by electronic transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 2.09. Quorum; Action by Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Unless statute or the charter or bylaws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the Board of Directors and filed with the minutes of proceedings of the Board of Directors.

SECTION 2.10. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

SECTION 2.11. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such, may be paid to directors. Directors who are full-time employees of the Corporation need not be paid for attendance at meetings of the Board of Directors or of committees thereof for which fees are paid to other directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.

SECTION 2.12. Committees. The Board of Directors may appoint from among its members one or more committees comprising one or more directors and, except as limited by Maryland law, delegate to these committees any of the powers of the Board of Directors.

SECTION 2.13. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

ARTICLE III.

OFFICERS

SECTION 3.01. Executive Officers. The Corporation shall have a President, a Secretary, and a Treasurer. It may also have one or more Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice-President of the Corporation.

SECTION 3.02. President. The President shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The President shall be the chief executive officer of the Corporation and perform the duties customarily performed by chief executive officers. He or she may execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. In general, he or she shall perform such other duties customarily performed by a president of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors.

SECTION 3.03. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the President or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. Each Vice-President shall perform such other duties and have such other powers, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors or the President.

SECTION 3.04. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same. In general, he or she shall perform such other duties customarily performed by a secretary of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

SECTION 3.05. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts, and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform such other duties customarily performed by a treasurer of a corporation, and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Board of Directors or the President.

SECTION 3.06. Assistant and Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors or the President.

SECTION 3.07. Election, Tenure, and Removal of Officers. The Board of Directors shall elect the officers of the Corporation. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. All officers shall be appointed to hold their offices, respectively, at the pleasure of the Board of Directors. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board of Directors) may fill a vacancy which occurs in any office for the unexpired portion of the term.

SECTION 3.08. Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation. The Board of Directors may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation, and remuneration of such assistant and subordinate officers.

ARTICLE IV.

STOCK

SECTION 4.01. Certificates for Stock. Except as may otherwise be provided by the board of directors, stockholders of the Corporation are not entitled to certificates evidencing the shares of its stock held by them. In the event that the Corporation issues shares of stock evidenced by certificates, stock certificates shall be in such form as is approved by the board of directors or a duly authorized officer, shall contain the statements and information required by Maryland law and shall be signed by officers of the Corporation in the manner permitted by Maryland law. In the event that the Corporation issues stock without certificates, the Corporation shall provide to the record holders of such shares a written statement of the information required by Maryland law to be included on stock certificates to the extent then required by Maryland law. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

SECTION 4.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock.

SECTION 4.03. Record Dates or Closing of Transfer Books. The Board of Directors may, and shall have the sole power to, set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to request a special meeting of stockholders, notice of a meeting of stockholders, vote at a meeting of stockholders, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor, subject to Section 1.04, more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

SECTION 4.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office in the State of Maryland or the principal executive offices of the Corporation.

SECTION 4.05. Lost Stock Certificates. The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed.

ARTICLE V.

FINANCE

SECTION 5.01. Checks, Drafts, etc. All checks, drafts, and orders for the payment of money, notes, and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice-President, an Assistant Vice-President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary.

SECTION 5.02. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal executive offices.

SECTION 5.03. Fiscal Year. The fiscal year of the Corporation shall be the 12 calendar months ending September 30 in each year, unless otherwise provided by the Board of Directors.

SECTION 5.04. Dividends. If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property or shares of stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the charter.

ARTICLE VI.

INDEMNIFICATION

SECTION 6.01. General Indemnification: The Corporation shall indemnify (i) its present and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors, charter or these bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these bylaws or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 6.02. Procedure: Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses (including attorney’s fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

SECTION 6.03. Exclusivity, Etc.: The indemnification and advance of expenses provided by the Corporation’s charter and these bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. Any repeal or modification of this bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this bylaw or any provision hereof is in force

SECTION 6.04. Insurance: The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under its charter, these bylaws, or law.

SECTION 6.05. Severability; Definitions: The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof. The phrase “this bylaw” in this Article VI means this Article VI in its entirety.

ARTICLE VII.

SUNDRY PROVISIONS

SECTION 7.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

SECTION 7.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 7.03. Bonds. The Board of Directors may require any officer, agent, or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

SECTION 7.04. Voting upon Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice-President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

SECTION 7.05. Mail. Any notice or other document which is required by these bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

SECTION 7.06. Execution of Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

SECTION 7.07. Amendments. The Board of Directors shall have exclusive power, at any regular or special meeting thereof, to make and adopt new bylaws, or to amend, alter, or repeal any of these bylaws of the Corporation.